Exhibit 10.1
To: AMB Fund Management S.Á.R.L.
acting in its own name but on behalf of AMB Europe Fund I FCP-FIS as AMB Agent for the Borrowers
Attention: The managers of AMB Fund Management S.Á.R.L.
5, allée Scheffer
L-2520 Luxembourg
Cc: AMB Europe Fund I FCP-FIS
Zuidplein 108
1077 XV Amsterdam
the Netherlands
Attention: Cash management
Cc: AMB Property, L.P.
Pier 1, Bay 1
San Francisco, California 94111
United States
Fax: 1-415-394-9001
Attention: SVP, Capital Markets
cc: General Counsel
29 December 2008
Ladies and Gentlemen,
Termination letter €142,000,000 AMB LP Guaranteed Facility Agreement between inter alios, AMB Fund Management S.Á.R.L., AMB Property, L.P. and ING Real Estate Finance N.V. dated 30 May 2008 (the AMB LP Guaranteed Facility Agreement)
1.	We refer to the AMB LP Guaranteed Facility Agreement.

2.	Capitalised terms used but not defined in this letter shall have the same meanings assigned to them in the AMB LP Guaranteed Facility Agreement. References to a Clause in this letter is to that clause in the AMB LP Guaranteed Facility Agreement.

3.	It is acknowledged that:

(a)	Pursuant to Clause 29.1 (Amendments and Waivers), the Facility Agent is authorised to effect on behalf of any Finance Party, any amendment or waiver to the Finance Documents; and

(b)	Pursuant to Clause 29.1 (Amendments and Waivers), each Obligor has irrevocably appointed the AMB Agent to act on its behalf as its agent in relation to the Finance Documents.

4.	It is noted that:

(a)	The Loans made to each of AMB Bremerhaven Distribution Center 1 B.V., AMB Hausbruch Industrial Center 1 B.V., AMB Hausbruch Industrial Center 6 GmbH and MB Altenwerder Distribution Center Holding 1 B.V. have been repaid in full on or prior to the date of this letter pursuant to Clause 8.4(a) (Voluntary prepayment), together with all interest thereon and all other amounts payable by the Obligors under the AMB LP Guaranteed Facility Agreement, with the Facility Agent having waived any notice period required for such prepayment pursuant to Clause 29.1 (Amendments and Waivers); and

(b)	As a result, no amounts are outstanding under the AMB LP Guaranteed Facility Agreement.

5.	Accordingly, with effect from the date of this letter:

(a)	The Facility Agent acknowledges receipt of all funds required to repay all Loans made under the AMB LP Guaranteed Facility Agreement and all other amounts payable by the Obligors under the AMB LP Guaranteed Facility Agreement;

(b)	The Facility Agent agrees and acknowledges on its own behalf and on behalf of each other Finance Party that (i) each Obligor is released from all of its obligations and liabilities under the AMB LP Guaranteed Facility Agreement, the Loan Guarantee and all other Finance Documents; and (ii) the AMB LP Guaranteed Facility Agreement, the Loan Guarantee and all other Finance Documents shall have no further force or effect and is terminated; and

(c)	The AMB Agent agrees and acknowledges on its own behalf and on behalf of each Obligor that (i) the Obligors shall no longer have any rights under the AMB LP Guaranteed Facility Agreement and (ii) the AMB LP Guaranteed Facility Agreement shall have no further force or effect and is terminated and, for the avoidance of doubt, any and all Commitments thereunder are cancelled.

6.	This letter may be executed in any number of counterparts. This has the same legal effect as if the signatories on each counterpart were on a single copy of the letter.

7.	This letter is governed by, and shall be construed in accordance with, the laws of England and Wales. Each of the parties hereto agrees that the courts of England and Wales shall have exclusive jurisdiction to hear and determine any suit, action or proceedings, and to settle any dispute, which arises out of or in connection with this letter and, for such purposes, irrevocably submits to the jurisdiction of such courts.

8.	A person who is not a party to this letter shall have no right under the Contracts (Rights of Third Parties) Act 1999 to enforce any of its terms but this does not affect any right or remedy of a third party which exists or is available apart from the Contracts (Rights of Third Parties) Act 1999. The consent of any person who is not a Party is not required to rescind or vary this letter at any time.
We should be grateful if you would indicate your acknowledgment and acceptance of the above by countersigning and returning the attached copy of this letter.
Yours sincerely,
/s/ M.C. Vincentie /s/ M. van Teijlingen
a duly authorised signatory
for and on behalf of
ING Real Estate Finance N.V.
acting in its capacity as Facility Agent

We hereby acknowledge and agree to the terms of this letter.
  /s/ Jeroen Smit
a duly authorised signatory
for and on behalf of
AMB Fund Management S.Á.R.L.
acting in its own name but on behalf of
AMB Europe Fund I FCP-FIS as AMB Agent for the Obligors